EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Loren L. McFarland, Vice President, Chief Financial Officer and Treasurer of Mentor Corporation (the "Company"), do hereby certify in accordance with 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)        the accompanying Annual Report on Form 10-K of the Company for the year ended March 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; as amended; and

(2)        information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

 Dated: June 14, 2006

/s/LOREN L. MCFARLAND
Loren L. McFarland
Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Mentor Corporation and will be retained by Mentor Corporation and furnished to the Securities and Exchange Commission or its staff upon request.